Exhibit 5.2

October 4, 2010

Mueller Water Products, Inc.

1200 Abernathy Road, Suite 1200

Atlanta, Georgia 30328

Ladies and Gentlemen:

We have acted as local counsel for Mueller Water Products, Inc., a Delaware corporation (the “Company”), and certain subsidiaries of the Company named therein (collectively, the “Guarantors”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) being filed on the date hereof by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations under the Act. In that connection, we have been requested to render our opinion with respect to certain of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of $225,000,000 aggregate principal amount of 8 3/4% Senior Notes due 2020 (the “Exchange Securities”) and the issuance by the Guarantors of guarantees (the “Guarantees”) with respect to the Exchange Securities. The Exchange Securities and the Guarantees will be issued under an indenture dated as of August 26, 2010 (the “Indenture”) among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee. The Guarantees are contained in Article 11 of the Indenture. The Exchange Securities will be offered by the Company in exchange for $225,000,000 aggregate principal amount of its outstanding 8 3/4% Senior Notes due 2020.

We have examined the Indenture; the Guarantees (contained in Article 11 of the Indenture); and the Registration Statement (collectively, the Indenture, Guarantees and Registration Statement are sometimes referred to herein as the “Opinion Documents”).

We have also reviewed such other documents and given consideration to such matters of law and fact as we have deemed appropriate, in our professional judgment, to render the opinions expressed in this letter. The documents so reviewed have included the originals or copies, certified or otherwise identified to our satisfaction, of the articles of organization, operating agreements, certificates of limited partnership or limited partnership agreements, as applicable (collectively, the “Organizational Documents”), of each of the each of the Guarantors listed on Schedule I hereto (the “Alabama Guarantors”), and resolutions of the directors, managers, partners and members, as applicable, of each of the Alabama Guarantors authorizing the transactions contemplated by the Opinion Documents to which each is a party and other matters, and we have relied on the accuracy and completeness of all factual matters set forth in the Organizational Documents and the resolutions of the Alabama Guarantors, as well as the representations and warranties as to factual matters set forth in the Opinion Documents, in each

Mueller Water Products, Inc.

October 4, 2010

case without independent verification thereof. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements, certificates and representations of the Company and its subsidiaries and their officers and other representatives and of public officials, including the facts and conclusions set forth therein.

For purposes of the opinions expressed herein, we have assumed (i) the genuineness of all signatures on all documents submitted to us as originals (other than on behalf of the Alabama Guarantors), (ii) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed or photographic copies, (iii) the absence of duress, fraud, or mutual mistake of material facts on the part of the parties to the Opinion Documents and (iv) the legal capacity and competency of natural persons.

We have reviewed such matters of law and examined original, certified, conformed, photographic or electronic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

This opinion is limited in all respects to the laws of the State of Alabama, and no opinion is expressed with respect to federal laws or the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that:

1. The Indenture has been duly authorized, executed and delivered by each of the Alabama Guarantors.

2. Each of the Guarantees by the Alabama Guarantors has been duly authorized.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. We consent to the reliance on this opinion by Simpson Thacher & Bartlett LLP for purposes of their opinion to you dated the date hereof and filed as Exhibit 5.1 to the Registration Statement.

Yours very truly,

BRADLEY ARANT BOULT CUMMINGS LLP

Schedule I

Guarantors Incorporated or Formed in the State of Alabama

MCO 1, LLC

MCO 2, LLC

Mueller Co. Ltd.

United States Pipe and Foundry Company, LLC